UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 4, 2007

Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-16701	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 N. Loop 1604 East, Suite 100

San Antonio, Texas 78232

(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

(e)

On August 28, 2007, the Compensation Committee of the Board of Directors awarded restricted stock and options to all employees of Abraxas including Abraxas’ executive officers under the Company’s 2005 Long-Term Employee Incentive Plan. Awards to the executive officers were as follows:

Name	Position	Restricted Stock	Options
Robert L.G. Watson	Chairman of the Board, President and Chief Executive Officer	17,590	41,624
Chris E. Williford	Executive Vice President, Chief Financial Officer and Treasurer	5,078	15,233
William H. Wallace	Vice President – Operations	20,000	18,920
Lee T. Billingsley	Vice President – Exploration	5,514	16,543
Stephen T. Wendel	Vice President – Land & Marketing	5,110	15,330
Barbara M. Stuckey	Vice President - Corporate Development	3,396	10,188

The shares of restricted stock vest over four (4) years. The options vest over four (4) years and have an exercise price of $3.60 per share, the closing price of Abraxas common stock on the date of grant.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.
10.1	Form of Restricted Stock Award Agreement (Filed herewith).
10.2	Form of Incentive Stock Option Agreement (Previously filed as Exhibit 10.2 to Form 8-K filed on May 26, 2006).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:	/s/ Chris E. Williford

Chris E. Williford

Executive Vice President, Chief Financial

Officer and Treasurer

Dated : September 4, 2007

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